Exhibit 10.24

Amendment #1 To

Amended and Restated Product Development and License Agreement between Aventis

Pharmaceuticals Inc. and Coley Pharmaceutical Group, Inc.

This Amendment #1 to the Amended and Restated Product Development and License Agreement (“Amendment #1”), is made as of August 6, 2003 (the “Effective Date”), by and between COLEY PHARMACEUTICAL GROUP, INC., a Delaware corporation having a place of business at Wellesley Gateway, 93 Worcester Street, Suite 101, Wellesley, Massachusetts 02481 (“Coley”), and AVENTIS PHARMACEUTICALS INC., a Delaware corporation having a place of business at 200 Crossing Boulevard, P.O. Box 6890, Bridgewater, New Jersey 08807 (“Aventis”) (each individually a “Party” and collectively the “Parties”).

WHEREAS, Aventis and Coley entered into the Product Development and License Agreement between Aventis and Coley, dated August 3, 2001;

WHEREAS, Aventis and Coley entered into the Amended and Restated Product Development and License Agreement between Aventis and Coley, dated December 21, 2001(the “Agreement”); and,

WHEREAS, Aventis and Coley desire to further amend and restate certain provisions of the Agreement.

NOW, THEREFORE, in consideration of the covenants and obligations expressed herein and intending to be legally bound, and otherwise bound by proper and reasonable conduct, the Parties agree as follows:

1. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Agreement.

2. Section 3.2(a) of the Agreement, the first Development Milestone described in the Clinical Trials Development Milestone section is hereby amended and restated in its entirety as follows:

Development Milestones	Payments
EDC Selection
Selection of the first Immune Modulator as an EDC by Aventis’ Scientific Review Board, or successor committee	$2 Million (one time payment)

Clinical Trials
Administration by Aventis of the first dose in humans with a Selected Immune Modulator	$5.0 Million (one time payment)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

3. Section 3.2(b) of the Agreement is hereby amended and restated in its entirety as follows:

(b)	Notwithstanding the above provisions, in the event that Aventis (i) does not initiate a Phase 1 Clinical Trial for a Selected Immune Modulator by March 1, 2005; or meets such March 1, 2005 milestone or (ii) does not initiate a Phase 1 Clinical Trial by October 1, 2006 for a second indication for the same Selected Immune Modulator for which Aventis successfully initiated a Phase 1 Clinical Trial by March 1, 2005; or (iii) does not initiate Phase 1 Clinical Trial by October 1, 2006 for another Selected Immune Modulator that is different than the Selected Immune Modulator for which Aventis successfully initiated a Phase 1 Clinical Trial by March 1, 2005, then Aventis shall pay Coley, for the first such missed date only, a non-refundable, non-creditable, one-time payment of [************] dollars ($[*********]) within thirty (30) days after missing either the March 1, 2005 milestone date or the October 1, 2006 milestone date as the case may be; provided, however, that such dates shall be extended: (y) if the Parties agree, based on reasonable scientific and/or medical opinion, that it is not reasonable to initiate a Phase 1 Clinical Trial for such Selected Immune Modulator within such time periods, in which case, the extension shall be for a period of time mutually agreed by the Parties; or (z) if Coley fails to deliver to Aventis [****************************] of research grade material for each of the up to [*************************************************************************] pursuant to Section 2.2(c)(v) of the Screening Agreement, or fails to deliver to Aventis [*****************************] of research-grade material for up to [*******] (but in no event more than [*******] in any given 6 month period) [**************************] selected by Aventis for in vivo testing within six (6) weeks of receipt of written request from Aventis pursuant to Section 2.2(e) of the Screening Agreement, and either such failure was the direct cause of Aventis missing the applicable March 2005 or October 2006 date, in which case, the extension shall be for a period equal to the delay in delivery by Coley. Notwithstanding anything to the foregoing contained in this Section 3.2(b), in the event that either Party provides notice to the other Party of its intention to terminate this Agreement in whole pursuant to the provisions of Section 6 prior to the date the payment in this Section 3.2(b) may become due, then Aventis shall not be required to pay the [************] dollar ($[*********]) payment.

4. Except as set forth herein, the Agreement shall remain in full force and effect.

5. This Amendment #1 shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, U.S.A. without regard to its conflict of law rules.

6. This Amendment #1 shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of each of the Parties hereto. This Amendment may be executed in any number of counterparts, each of which shall be an original as against either Party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

IN WITNESS WHEREOF, the Parties have executed this Amendment #1 as of the date first set forth above.

Coley Pharmaceutical Group, Inc.		Aventis Pharmaceuticals Inc.

By:	/s/ Robert L. Bratzler	By:	/s/ MA Yeomans

Title:	President	Title:	Vice President, Head of Global Business Development

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.